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                                                                    EXHIBIT 11.1

                         ENDOVASCULAR TECHNOLOGIES, INC.

                        COMPUTATION OF NET LOSS PER SHARE
                      (in thousands, except per share data)


                                                                    YEAR ENDED DECEMBER  31,
                                                            -----------------------------------------
                                                               1996           1995            1994
                                                            -----------    -----------    -----------
Net loss                                                    $   (13,537)   $    (8,262)   $    (7,880)
                                                            ===========    ===========    ===========

NET LOSS PER SHARE                                                8,132             --            $--

Common shares and options granted (using the
    treasury stock method assuming an
    initial public offering price of
    $12.00) between December 15, 1994,
    included pursuant to Securities and
    exchange Commission rules
                                                                     47             --             --

    Shares used in computing net loss per share                   8,179             --             --

                                                            ===========    ===========    ===========
Net loss per share                                          $     (1.66)            --             --
                                                            ===========    ===========    ===========

PRO FORMA NET LOSS PER SHARE

Weighted average common shares outstanding                           --          1,018            919
Series A, B, C and D convertible preferred stock                     --          5,118          4,575
Common stock options (using the treasury stock method)               --            187            139
                                                            -----------    -----------    -----------
    Shares used in computing pro forma net loss per share            --          6,323          5,633
                                                            -----------    -----------    -----------

Pro forma net loss per share                                         --    $     (1.31)   $     (1.40)
                                                            ===========    ===========    ===========



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